FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND
                   JOINT ESCROW INSTRUCTIONS

     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS ("Amendment") is made and entered into and is effective as of the 14th day of May, 1997 (the "Effective Date"), by and between THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, a New York corporation ("Seller"), and ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Buyer").

                             RECITALS

     A. Seller and Buyer entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated April 29, 1997 ("Original Purchase Agreement") pursuant to which Seller agreed to sell and Buyer agreed to purchase that certain property as defined in subsections (a) through (g) of the Original Purchase Agreement (collectively referred to herein as the "Property"). All terms with initial capitalization used and not otherwise defined herein shall have the meanings set forth in the Original Purchase Agreement.

     B. Seller and Buyer now desire to amend the Original Purchase Agreement to reduce the Purchase Price as a result of certain matters discovered by Buyer during Buyer's due diligence period (which matters Buyer believes affect the value of the Property), and to clarify certain other matters relating to the sale, as further set forth below.

                            AGREEMENT

     NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING RECITALS, the mutual covenants set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.   Definitions.   From and after the date hereof, all
references to the "Agreement" in the Original Purchase Agreement shall mean the Original Purchase Agreement, as amended hereby.

2.   Purchase Agreement.  Section 3 of the Original Purchase
Agreement is deleted and replaced with the following:

     "The "Purchase Price" for the Property shall be Eighty
     Million Fifty-Six Thousand Dollars ($80,056,000.00), payable in immediately available funds upon Closing, and otherwise in accordance with the terms and the conditions contained in this "Agreement."

3.   Rental Concessions Credits.   Buyer acknowledges and agrees
that there will be no free rent credit to Buyer under Section
4(h) of the Agreement.

4. Investigation Period Expiration; Delivery of Deposit to Seller. The Investigation Period has expired in accordance with
Section 5(c) of the Agreement, and Buyer has elected to purchase the Property pursuant to and in accordance with the Agreement. Without limiting the generality of the foregoing, Buyer acknowledges and agrees that it has approved the survey and matters shown thereon, and all other matters relating to the Property. In furtherance thereof, Buyer hereby instructs Escrow Agent to deliver the Deposit to Seller on May 15, 1997, as provided in the Agreement.

5. Miscellaneous. Except to the extent the Original Purchase Agreement is amended hereby, all other terms and provisions of the Original Purchase Agreement shall remain in full force and effect. No amendments hereto shall be enforceable except if in writing and executed by each of the parties. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.


"SELLER"

THE MUTUAL LIFE INSURANCE
COMPANY OF NEW YORK,
a New York corporation


By:/s/ William J. Swackhamer


Its:/s/ Regional Vice Presdient

"BUYER"

ARDEN REALTY LIMITED PARTNERSHIP,
a Maryland limited partnership


By: /s/ Victor J. Coleman


Its: President and COO


By:


Its:

"ESCROW AGENT:" The undersigned acknowledges receipt of this Amendment and agrees to act in accordance with all applicable provisions contained herein.

FIRST AMERICAN TITLE INSURANCE COMPANY,
a California corporation

By: Tony Rice Grousch
Its: Escrow Officer